Exhibit 99.1

N E W S R E L E A S E

One Park Place, Suite 700 — 621 Northwest 53rd Street — Boca Raton, Florida 33487 — www.geogroup.com

CR-12-16

THE GEO GROUP REPORTS THIRD QUARTER 2012 RESULTS AND

PROVIDES UPDATE ON POTENTIAL REIT CONVERSION

•	3Q12 Income from Continuing Operations of $16.5 Million - $0.27 EPS

•	3Q12 Pro Forma Income from Continuing Operations of $25.7 Million - $0.42 Pro Forma EPS

•	4Q12 Pro Forma EPS Guidance of $0.41 to $0.42

•	2012 Pro Forma EPS Guidance of $1.55 to $1.56 and Increased 2012 Adjusted Funds from Operations Guidance of $3.44 to $3.60 per Share

Boca Raton, Fla. – November 5, 2012 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today reported its financial results for the third quarter and first nine months of 2012 and provided an update on its ongoing review of a potential conversion into a Real Estate Investment Trust (“REIT”).

Financial Results - Third Quarter 2012 Compared with Third Quarter 2011

GEO reported total revenues for the third quarter 2012 of $411.5 million compared to total revenues of $395.7 million for the third quarter 2011. GEO’s revenues and other financial data are presented throughout as retrospectively revised for discontinued operations. GEO reported income from continuing operations for the third quarter 2012 of $16.5 million, or $0.27 per diluted share, compared to income from continuing operations of $20.7 million, or $0.33 per diluted share for the third quarter of 2011. GEO’s third quarter 2012 income from continuing operations includes a $0.9 million after-tax loss attributable to non-controlling interests; $1.3 million, after-tax, in start-up/transition expenses; $1.1 million, after-tax, in international bid and proposal expenses; $1.0 million, after-tax, in non-recurring expenses including M&A related expenses in connection with GEO’s previously announced acquisition of the partnership interests in Municipal Corrections Finance, L.P. (“MCF”), and a $5.0 million after-tax loss related to the early extinguishment of debt in connection with the previously-announced redemption of the MCF bonds.

Excluding these items, GEO reported Pro Forma income from continuing operations of $25.7 million, or $0.42 per diluted share, for the third quarter 2012 compared to Pro Forma income from continuing operations of $25.5 million, or $0.40 per diluted share for the third quarter 2011. Third quarter 2012 Adjusted EBITDA increased to $86.7 million from $81.1 million in the third quarter 2011. GEO reported Adjusted Funds from Operations for the third quarter 2012 of $57.9 million, or $0.94 per diluted share, compared to $53.6 million, or $0.84 per diluted share, for the third quarter 2011.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our third quarter results and confirmed our outlook for the remainder of the year, which continue to reflect strong operational and financial performance from our diversified business units. During the quarter, we declared our first ever quarterly cash dividend of $0.20 per share, and we made significant progress on our ongoing REIT conversion review. These initiatives are indicative of our long-term view that we can meaningfully return value to our shareholders while continuing to deleverage and pursue quality earnings growth.”

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Financial Results – First Nine Months of 2012 Compared with First Nine Months of 2011

For the first nine months of 2012, GEO reported total revenues of $1.23 billion compared to total revenues of $1.17 billion for the first nine months of 2011. GEO reported income from continuing operations of $54.5 million, or $0.89 per diluted share for the first nine months of 2012, compared to income from continuing operations of $56.6 million, or $0.88 per diluted share for the first nine months of 2011. GEO’s income from continuing operations for the first nine months of 2012 includes a $0.9 million after-tax loss attributable to non-controlling interests; $5.4 million in start-up/transition expenses, net of tax; $2.3 million in international bid and proposal expenses, net of tax; $1.5 million, after-tax, in non-recurring expenses including M&A related expenses in connection with GEO’s previously announced acquisition of the partnership interests in MCF, and a $5.0 million after-tax loss related to the early extinguishment of debt in connection with the previously-announced redemption of the MCF bonds.

Excluding these items, GEO reported Pro Forma income from continuing operations of $69.6 million, or $1.14 per diluted share, for the first nine months of 2012 compared to Pro Forma income from continuing operations of $72.4 million, or $1.12 per diluted share for the first nine months of 2011. Adjusted EBITDA for the first nine months of 2012 increased to $246.7 million from $233.1 million in the first nine months of 2011. Adjusted Funds from Operations for the first nine months of 2012 increased to $170.4 million, or $2.79 per diluted share, compared to $147.0 million, or $2.28 per diluted share, for the first nine months of 2011.

REIT Review Update

As previously disclosed, GEO has retained the law firm of Skadden Arps as legal advisors and Bank of America Merrill Lynch and Barclays Capital as financial co-advisors to assist the company with a comprehensive review of a potential REIT conversion.

GEO’s analysis has focused on a potential conversion to a REIT with a Taxable REIT Subsidiary (“TRS”) structure, in which a small portion of GEO’s businesses, which are non-real estate related, such as GEO’s managed-only contracts, international operations, electronic monitoring services, and other non-residential facilities, are part of wholly-owned taxable subsidiaries of the REIT, while most of GEO’s business segments, which are real estate related and entail company-owned and company-leased facilities, are part of the REIT.

The TRS structure will allow GEO to maintain the strategic alignment of almost all of its diversified business segments under one entity without separating the company into an independent REIT and an independent operating company.

As previously disclosed, GEO submitted a request to the Internal Revenue Service (“IRS”) for a private letter ruling (“PLR”) in mid-July in order to better inform GEO’s Board of Directors (“GEO’s Board”) as to the potential benefits and limitations of a REIT conversion and to determine whether GEO would qualify to convert to a REIT under a proposed TRS structure.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Prior to and after GEO’s PLR request submission, GEO’s legal advisors engaged in a number of discussions with the IRS, which is a customary part of the process. GEO believes that its PLR request has a sound legal basis and looks forward to continuing to work with the IRS on this process; however GEO can make no prediction with certainty if or when the IRS will issue a favorable ruling.

Fundamentally, GEO is in a real estate intensive industry. GEO’s present company profile has evolved over several years, during which time, GEO has developed and financed dozens of new detention and correctional facilities for federal and state government clients. Further, GEO provides real estate related operational services along with ancillary services that are ordinarily provided in our facilities, which GEO predominantly owns or leases.

In addition to its PLR request, GEO has been working on a number of administrative steps, including the internal reorganization of the Company into separate legal operating business units. GEO has also conducted the TRS transfer pricing and the earnings and profits distribution analysis which must be completed in connection with a potential REIT conversion.

Following a decision to convert into a REIT by GEO’s Board, certain ownership limitations to ensure compliance with the REIT provisions in the tax code would require the approval of GEO’s shareholders. This shareholder vote would take place after the decision to convert had been made by GEO’s Board.

While additional work remains to be completed, based on its current review, GEO believes that a conversion to a REIT using a TRS structure could potentially provide numerous benefits to GEO and its shareholders. These benefits include enhancing its ability to return value to shareholders, lowering its cost of capital, drawing a larger base of potential shareholders, providing greater flexibility to pursue growth opportunities, and creating a more efficient operating structure.

GEO’s Board recently met and received detailed presentations from GEO’s legal and financial advisors on a possible conversion of the Company into a REIT. If GEO’s Board decides to move forward with the REIT conversion, GEO will strive to complete the conversion by the earliest conversion date which is January 2013. However, as GEO has previously disclosed, given the short timeframe, the conversion could be delayed until the next available conversion date which is January 2014.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Business Segments Revenue

U.S. Corrections & Detention

For the third quarter 2012, U.S. Corrections & Detention revenue increased to $244.1 million from $232.8 million in the third quarter 2011. Third quarter 2012 revenues for U.S. Corrections & Detention reflect the activation of an expansion of the Adelanto Detention Facility in California in August 2012, the opening of the Riverbend Correctional Facility in Georgia in December 2011, and the activation of the Karnes Civil Detention Center in Texas and an expansion to the New Castle Correctional Facility in Indiana in the first quarter 2012. These facility activations were offset by the deactivation of the Leo Chesney Community Correctional Facility in California in the third quarter 2011 and the Desert View and Central Valley Community Correctional Facilities in California in the fourth quarter 2011.

GEO Care

For the third quarter 2012, GEO Care reported revenue of $110.2 million compared to $109.7 million for the third quarter 2011. GEO Care’s third quarter 2012 revenue reflects continued growth in GEO Care’s electronic monitoring services and day reporting centers.

International Services

For the third quarter 2012, International Services revenue increased to $57.2 million from $53.2 million in the third quarter 2011.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma income from continuing operations to income from continuing operations, Adjusted EBITDA to income from continuing operations, Adjusted Funds from Operations to income from continuing operations along with supplemental financial and operational information on GEO’s business segments. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Funds from Operations. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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2012 Financial Guidance

GEO provided its financial guidance for the balance of 2012. GEO expects its full year 2012 revenues to be in a range of $1.64 billion to $1.65 billion and its 2012 pro forma earnings per share to be in a range of $1.55 to $1.56 per share, excluding $0.17 per share in after-tax start-up/transition expenses and international bid and proposal expenses, and also exclusive of transaction and financing expenses associated with GEO’s previously announced acquisition of the partnership interests in MCF along with the extinguishment of debt in connection with the redemption of the MCF bonds. GEO expects its 2012 Adjusted EBITDA to be in a range of $330 million to $340 million and its 2012 Adjusted Funds from Operations to be in a range of $210 million to $220 million, or $3.44 to $3.60 per share.

GEO expects its fourth quarter 2012 revenues to be in a range of $413 million to $418 million and its pro forma earnings per share to be in a range of $0.41 to $0.42 per share, excluding $0.04 per share in after-tax international bid and proposal expenses. GEO’s fourth quarter guidance reflects some variability in GEO’s U.S. Marshals Service populations at facilities which typically experience seasonal fluctuations.

GEO’s earnings guidance reflects the activation of the expansion of the Adelanto Detention Facility in California in August 2012 and the previously announced continuation of the Golden State Community Correctional Facility contract in California, which has been extended by the State of California through June 30, 2016 partially offset by the previously announced deactivation/transition of GEO’s managed-only contracts for the East Mississippi and Walnut Grove Correctional Facilities in July 2012 and the Marshall County Correctional Facility in August 2012.

GEO’s 2012 financial guidance does not assume the potential reactivation of approximately 6,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers. The after-tax carrying costs associated with keeping the facilities idle represent approximately $0.14 per share, of which more than half are non-cash expenses. GEO’s guidance also reflects approximately $0.18 per share in after-tax intangibles amortization expense primarily related to the acquisitions of Cornell Companies and BI Incorporated.

Stock Repurchase Program

On July 14, 2011, GEO’s Board approved a stock repurchase program of up to $100.0 million of GEO’s common stock effective through December 31, 2012. Through the end of the third quarter 2012, GEO had repurchased approximately 3.9 million shares of its common stock for approximately $75.0 million.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s third quarter 2012 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-680-0894 and the international call-in number is 1-617-213-4860. The conference call participant passcode is 84889725. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 5, 2012 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call ID number for the telephonic replay is 66993049.

About The GEO Group, Inc.

The GEO Group, Inc. is the world’s leading diversified provider of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include 20,000 employees, 108 correctional, detention and residential treatment facilities, including projects under development, and 75,000 owned and/or managed beds.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Pro Forma Income from Continuing Operations, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures. Pro Forma Income from Continuing Operations is defined as income from continuing operations adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, M&A-related and other non-recurring expenses, net of tax, and early extinguishment of debt, net of tax. GEO believes that Pro Forma Income from Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income from Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Adjusted EBITDA is defined as income from continuing operations before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliates, adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, start-up/transition expenses, pre-tax, international bid and proposal expenses, pre-tax, and M&A-related and other non-recurring expenses, pre-tax, and early extinguishment of debt, pre-tax. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Adjusted Funds From Operations is defined as income from continuing operations excluding depreciation and amortization, income tax provision, income taxes refunded/paid, stock-based compensation expenses, maintenance capital expenditures, equity in earnings of affiliates, net of income tax, tax provision on equity in earnings of affiliates, amortization of debt costs and other non-cash interest, net income/loss attributable to non-controlling interests, start-up/transition expenses, M&A-related and other non-recurring expenses, early extinguishment of debt, and international bid and proposal expenses. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma income from continuing operations to income from continuing operations, Adjusted EBITDA to income from continuing operations, Adjusted Funds from Operations to income from continuing operations along with supplemental financial and operational information on GEO’s business segments. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for fourth quarter 2012 and full year 2012. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2012 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; and (10) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

Third quarter and first nine months 2012 financial tables to follow:

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

N E W S    R E L E A S E

THE GEO GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED

SEPTEMBER 30, 2012 AND OCTOBER 2, 2011

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenues	$411,524	$395,683	$1,225,129	$1,172,831
Operating expenses	305,832	297,700	919,127	885,957
Depreciation and amortization	23,761	21,850	70,643	61,496
General and administrative expenses	27,228	25,922	81,712	86,420

Operating income	54,703	50,211	153,647	138,958
Interest income	1,651	1,767	5,219	4,965
Interest expense	(20,606)	(19,327)	(62,030)	(55,700)
Loss on early extinguishment of debt	(8,462)	—	(8,462)	—

Income before income taxes, equity in earnings of affiliates and discontinued operations	27,286	32,651	88,374	88,223
Provision for income taxes	11,304	12,255	35,512	33,929
Equity in earnings of affiliates, net of income tax provision of $234, $118, $858 and $1,705, respectively	474	272	1,652	2,352

Income from continuing operations	16,456	20,668	54,514	56,646
Income (loss) from discontinued operations, net of income tax provision (benefit) of $(1,088), $394, $(1,418) and $1,379, respectively	(1,729)	625	(2,252)	2,190

Net income	14,727	21,293	52,262	58,836
Net loss attributable to noncontrolling interests	890	225	881	1,050

Net income attributable to The GEO Group, Inc.	$15,617	$21,518	$53,143	$59,886

Weighted-average common shares outstanding:
Basic	60,906	63,340	60,838	64,028
Diluted	61,302	63,555	61,083	64,388
Income per Common Share Attributable to The GEO Group, Inc.(1):
Basic:
Income from continuing operations	$0.28	$0.33	$0.91	$0.90
Income (loss) from discontinued operations	(0.03)	0.01	(0.04)	0.04

Income per common share attributable to The GEO Group, Inc. – basic	$0.26	$0.34	$0.87	$0.94

Diluted:
Income from continuing operations	$0.28	$0.33	$0.91	$0.90
Income (loss) from discontinued operations	(0.03)	0.01	(0.04)	0.03

Income per common share attributable to The GEO Group, Inc. – diluted	$0.25	$0.34	$0.87	$0.93

(1)	Note that earnings per share tables may contain slight summation differences due to rounding.

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012 AND JANUARY 1, 2012

(In thousands, except share data)

	September 30, 2012	January 1, 2012
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$69,085	$44,753

Restricted cash and investments (including VIEs[1] of $6,182 and $35,435, respectively)	15,530	42,535

Accounts receivable, less allowance for doubtful accounts of $2,294 and $2,453, respectively	251,459	285,810
Deferred income tax assets, net	31,199	28,726
Prepaid expenses and other current assets	25,046	50,346
Current assets of discontinued operations	6,328	7,159

Total current assets	398,467	459,329

Restricted Cash and Investments (including VIEs of $20,765 and $38,930, respectively)	44,284	57,912
Property and Equipment, Net (including VIEs of $25,988 and $162,665, respectively)	1,709,628	1,705,306
Assets Held for Sale	6,590	4,363
Direct Finance Lease Receivable	28,128	32,146
Deferred Income Tax Assets, Net	1,711	1,711
Goodwill	508,078	508,066
Intangible Assets, Net	186,229	200,342
Other Non-Current Assets	84,274	79,576
Non-Current Assets of Discontinued Operations	—	865

Total Assets	$2,967,569	$3,049,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$53,643	$69,632
Accrued payroll and related taxes	50,416	38,130
Accrued expenses	134,606	126,682

Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $5,200 and $20,770, respectively)	47,840	53,666
Current liabilities of discontinued operations	319	708

Total current liabilities	286,824	288,818

Deferred Income Tax Liabilities	119,470	125,209
Other Non-Current Liabilities	59,206	56,381
Capital Lease Obligations	12,192	13,087
Long-Term Debt	1,324,902	1,319,068
Non-Recourse Debt (including VIEs of $16,972 and $108,335, respectively)	113,136	208,532

Total Shareholders’Equity	1,051,839	1,038,521

Total Liabilities and Shareholders’ Equity	$2,967,569	$3,049,616

[1]	Variable interest entities or “VIEs”

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Reconciliation Tables for Third Quarter and First Nine Months 2012

Reconciliation of Pro Forma Income from Continuing Operations to Income from Continuing Operations

(In thousands except per share data)

(Unaudited)

	13 Weeks Ended 30-Sep-12	13 Weeks Ended 2-Oct-11	39 Weeks Ended 30-Sep-12	39 Weeks Ended 2-Oct-11
Income from continuing operations	$16,456	$20,668	$54,514	$56,646
Start-up/transition expenses, net of tax	1,250	4,330	5,389	9,867
International bid and proposal expenses, net of tax	1,140	287	2,311	703
Net loss attributable to non-controlling interests	890	225	881	1,050
M&A related and other non-recurring expenses, net of tax	998	—	1,480	4,129
Early extinguishment of debt, net of tax	4,977	—	4,977	—

Pro forma income from continuing operations	$25,711	$25,510	$69,552	$72,395

Diluted earnings per share from continuing operations (1)	$0.27	$0.33	$0.89	$0.88
Start-up/transition expenses, net of tax	0.02	0.07	0.09	0.15
International bid and proposal expenses, net of tax	0.02	—	0.04	0.01
Net loss attributable to non-controlling interests	0.01	—	0.01	0.02
M&A related and other non-recurring expenses, net of tax	0.02	—	0.02	0.06
Early extinguishment of debt, net of tax	0.08	—	0.08	—

Diluted pro forma earnings per share from continuing operations	$0.42	$0.40	$1.14	$1.12

Weighted average common shares outstanding-diluted	61,302	63,555	61,083	64,388

(1)	Note that earnings per share tables may contain slight summation differences due to rounding

Reconciliation from Adjusted EBITDA to Income from Continuing Operations

(In thousands)

(Unaudited)

	13 Weeks Ended 30-Sep-12	13 Weeks Ended 2-Oct-11	39 Weeks Ended 30-Sep-12	39 Weeks Ended 2-Oct-11
Income from continuing operations	$16,456	$20,668	$54,514	$56,646
Interest expense, net	18,955	17,560	56,811	50,735
Income tax provision	11,304	12,255	35,512	33,929
Depreciation and amortization	23,761	21,850	70,643	61,496
Tax provision on equity in earnings of affiliates	234	118	858	1,705

EBITDA	$70,710	$72,451	$218,338	$204,511

Adjustments
Net loss attributable to non-controlling interests	$890	$225	$881	$1,050
Stock based compensation expenses, pre-tax	1,619	1,245	5,113	4,843
Start-up/transition expenses, pre-tax	1,803	6,717	8,227	15,280
International bid and proposal expenses, pre-tax	1,538	446	3,153	1,091
M&A related and other non-recurring expenses, pre-tax	1,696	—	2,500	6,308
Early extinguishment of debt	8,462	—	8,462	—

Adjusted EBITDA	$86,718	$81,084	$246,674	$233,083

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

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Reconciliation of Adjusted Funds from Operations to Income from Continuing Operations

(In thousands)

(Unaudited)

	13 Weeks Ended 30-Sep-12	13 Weeks Ended 2-Oct-11	39 Weeks Ended 30-Sep-12	39 Weeks Ended 2-Oct-11
Income from continuing operations	$16,456	$20,668	$54,514	$56,646
Net loss attributable to non-controlling interests	890	225	881	1,050
Depreciation and Amortization	23,761	21,850	70,643	61,496
Income Tax Provision	11,304	12,255	35,512	33,929
Income Taxes (Paid) Refunded	(2,144)	(1,282)	2,253	(10,016)
Stock Based Compensation Expenses	1,619	1,245	5,113	4,843
Maintenance Capital Expenditures	(8,194)	(8,906)	(22,406)	(24,100)
Equity in Earnings of Affiliates, Net of Income Tax	(474)	(272)	(1,652)	(2,352)
Tax provision on equity in earnings of affiliates	234	118	858	1,705
Amortization of Debt Costs and Other Non-Cash Interest	971	507	2,340	1,148
Start-up/transition expenses	1,803	6,717	8,227	15,280
M&A related and other non-recurring expenses	1,696	—	2,500	6,308
International bid and proposal expenses	1,538	446	3,153	1,091
Early extinguishment of debt	8,462	—	8,462	—

Adjusted Funds from Operations	$57,922	$53,571	$170,398	$147,028

Adjusted Funds from Operations Per Share	$0.94	$0.84	$2.79	$2.28

Weighted average common shares outstanding-diluted	61,302	63,555	61,083	64,388

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Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436